Exhibit 99.1

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO

APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND “FOR” THE PROPOSAL

TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING, IF

NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

Please mark your votes as indicated in this example	☒

1.	PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 10, 2009, BY AND AMONG WINDSTREAM CORPORATION, DELTA MERGER SUB, INC., A WHOLLY OWNED SUBSIDIARY OF WINDSTREAM, AND D&E COMMUNICATIONS, INC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ADOPTING THE AGREEMENT AND PLAN OF MERGER.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark Here for Address Change or Comments SEE REVERSE

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 FOLD AND DETACH HERE 

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM, local time,

on September 23, 2009.

D&E Communications, Inc.	INTERNET http://www.proxyvoting.com/decc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

MAIL Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the

named proxies to vote your shares in the same

manner as if you marked, signed and returned

your proxy card.

D&E COMMUNICATIONS, INC.

Special Meeting of Shareholders — September 24, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Morozzi and Thomas E. Morell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.16 par value per share (the “Common Stock”), of D&E Communications, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Thursday, September 24, 2009, at 10:30 a.m., local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522, and at any adjournment thereof (the “Special Meeting”).

If shares of Common Stock are held for the undersigned in the Company’s 401(k) plan and/or employee stock purchase plan, then the undersigned hereby directs the respective trustees of the Company’s 401(k) plan and/or employee stock purchase plan to represent and to vote, as designated below, all shares of the Common Stock held for the undersigned in such plan(s) at the Special Meeting and at any adjournment thereof. To allow enough time for voting by the trustee of the Company’s 401(k) plan and/or employee stock purchase plan your voting instructions must be received by 11:59 p.m., local time, on Monday, September 21, 2009.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, the proxy will be voted “FOR” the proposal to approve and adopt the agreement and plan of merger and “FOR” the proposal to grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

 FOLD AND DETACH HERE 